EXHIBIT 12

                                  ASHLAND INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                  (In millions)

                                                                                                               Nine months ended
                                                                     Years ended September 30                        June 30
                                                      ----------------------------------------------------   --------------------
                                                          1998       1999       2000       2001       2002       2002       2003
                                                      --------   --------   --------   --------   --------   --------   ---------
EARNINGS
--------

Income (loss) from continuing operations              $    172   $    283   $    272   $    390   $    115   $     75   $     33
Income taxes                                               108        188        179        266         68         47         17
Interest expense                                           133        141        189        160        133        100         94
Interest portion of rental expense                          39         34         39         40         35         26         23
Amortization of deferred debt expense                        1          1          2          2          2          2          1
Distributions in excess of (less than) earnings
    of unconsolidated affiliates                           (62)       (11)      (112)       (91)        20        (21)       (55)
                                                      --------   --------   --------   --------   --------   --------   ---------
                                                      $    391   $    636   $    569   $    767   $    373   $    229   $    113
                                                      ========   ========   ========   ========   ========   ========   =========


FIXED CHARGES
-------------

Interest expense                                      $    133   $    141   $    189   $    160   $    133   $    100   $     94
Interest portion of rental expense                          39         34         39         40         35         26         23
Amortization of deferred debt expense                        1          1          2          2          2          2          1
                                                      --------   --------   --------   --------   --------   --------   ---------
                                                      $    173   $    176   $    230   $    202   $    170   $    128   $    118
                                                      ========   ========   ========   ========   ========   ========   =========

RATIO OF EARNINGS TO FIXED CHARGES                        2.26       3.61       2.47       3.80       2.19       1.79       0.96
